Exhibit 10.5

TWO-YEAR CHANGE OF CONTROL AGREEMENT

This CHANGE OF CONTROL AGREEMENT (the “Agreement”) is made and entered into as of             , 2012 by and among CMS BANK (formerly known as Community Mutual Savings Bank), a New York State-chartered savings bank having an office at 123 Main Street, White Plains, New York 10601 (the “Bank”), CMS BANCORP, INC., a Delaware corporation having an office at 123 Main Street, White Plains, New York 10601 (the “Company”) and [INSERT NAME] (the “Officer”).

INTRODUCTORY STATEMENT

The Bank became a wholly-owned subsidiary of the Company, a stock holding company (the “Conversion”) on April 4, 2007. In connection with the Conversion, shares of the Company’s common stock were sold in an initial public stock offering. The Officer has served the Bank in an executive capacity prior to the Conversion and is familiar with the Bank’s operations.

At the time of the Conversion, the Board of Directors of the Bank concluded that it was in the best interests of the Bank, the Company and their prospective shareholders to establish a working environment for the Officer which minimizes the personal distractions that might result from possible business combinations in which the Company or the Bank might be involved following the Conversion. To that end, the Bank decided to provide the Officer with assurance that his compensation will be continued for a minimum period of two (2) years following termination of employment (the “Assurance Period”) if his employment terminates under specified circumstances related to a business combination. The Board of Directors of the Bank has now decided to further document and formalize this assurance by entering into this Change of Control Agreement with the Officer. The Board of Directors of the Company has authorized the Company to guarantee the Bank’s obligations under this Agreement.

The terms and conditions which the Bank, the Company and the Officer have agreed to are as follows.

AGREEMENT

Section 1.            Effective Date; Term; Change of Control and Pending Change of Control Defined.

(a) This Agreement shall take effect on the effective date of the Conversion (the “Effective Date”) and shall be in effect during the period (the “Term”) beginning on the Effective Date of the Conversion and ending on the first anniversary of the date on which the Bank notifies the Officer of its intent to discontinue the Agreement (the “Initial Expiration Date”) or, if later, the first anniversary of the latest Change of Control or Pending Change of Control, as defined below, that occurs after the Effective Date and before the Initial Expiration Date.

(b) For all purposes of this Agreement, a “Change of Control” shall be deemed to have occurred upon the happening of any of the following events:

(i) the consummation of a reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which:

(A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”)) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

(B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

(ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert;

(iii) a complete liquidation or dissolution of the Company;

(iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of the Company do not belong to any of the following groups:

(A) individuals who were members of the Board of Directors of the Company on the date of this Agreement; or

(B) individuals who first became members of the Board of Directors of the Company after the date of this Agreement either:

(1) upon election to serve as a member of the Board of Directors of the Company by affirmative vote of three-quarters of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or

(2) upon election by the shareholders of the Board of Directors of the Company to serve as a member of such board, but only if nominated for election by affirmative vote of three-quarters of the members of the Board of Directors of the Company, or of a nominating committee thereof, in office at the time of such first nomination; provided, however, that such individual’s election or nomination did not result from an actual or threatened election contest or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Board of Directors of the Company; or

(v) any event which would be described in section 1(b)(i), (ii), (iii) or (iv) if the term “Bank” were substituted for the term “Company” therein.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 1(b), the term “person” shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

(c) For purposes of this Agreement, a “Pending Change of Control” shall mean: (i) the signing of a definitive agreement for a transaction which, if consummated, would result in a Change of Control; (ii) the commencement of a tender offer which, if successful, would result in a Change of Control; or (iii) the circulation of a proxy statement seeking proxies in opposition to management in an election contest which, if successful, would result in a Change of Control; provided, however, that the Change of Control contemplated does, in fact, occur.

Section 2.            Discharge Prior to a Pending Change of Control.

The Bank may discharge the Officer at any time prior to the occurrence of a Pending Change of Control for any reason or for no reason. In such event:

(a) The Bank shall pay to the Officer (or, in the event of his death, his estate) his earned but unpaid compensation (including, without limitation, salary and all other items which constitute wages under applicable law) as of the date of his termination of employment. This payment shall be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than 30 days after the date of the Officer’s termination of employment.

(b) The Bank shall provide the benefits, if any, due to the Officer (or, in the event of his death, his estate, surviving dependents or his designated beneficiaries) under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the officers and employees of the Bank. The time and manner of payment or other delivery of these benefits and the recipients of such benefits shall be determined according to the terms and conditions of the applicable plans and programs.

The payments and benefits described in sections 2(a) and (b) shall be referred to in this Agreement as the “Standard Termination Entitlements.”

Section 3.            Termination of Employment Due to Death.

The Officer’s employment with the Bank shall terminate, automatically and without any further action on the part of any party to this Agreement, on the date of the Officer’s death. In such event, the Bank shall pay and deliver to his estate and surviving dependents and beneficiaries, as applicable, the Standard Termination Entitlements.

Section 4.            Termination Due to Disability after Change of Control or Pending Change of Control.

The Bank may terminate the Officer’s employment during the Term and after the occurrence of a Change of Control or a Pending Change of Control upon a determination, by a majority vote of the members of the Board of Directors of the Bank, acting in reliance on the written advice of a medical professional acceptable to it, that the Officer is suffering from a physical or mental impairment which, at the date of the determination, has prevented the Officer from performing his assigned duties on a substantially full -time basis for a period of at least one hundred and eighty days during the period of one (1) year ending with the date of the determination or is likely to result in death or prevent the Officer from performing his assigned duties on a substantially full -time basis for a period of at least one hundred and eighty (180) days during the period of one (1) year beginning with the date of the determination. In such event:

(a) The Bank shall pay and deliver to the Officer (or in the event of his death before payment, to his estate and surviving dependents and beneficiaries, as applicable) the Standard Termination Entitlements.

(b) In addition to the Standard Termination Entitlements, the Bank shall continue to pay the Officer his base salary, at the annual rate in effect for him immediately prior to the termination of his employment, during a period ending on the earliest of: (i) the expiration of one hundred and eighty (180) days after the date of termination of his employment; (ii) the date on which long -term disability insurance benefits are first payable to him under any long -term disability insurance plan covering employees of the Bank (the “LTD Eligibility Date”); (iii) the date of his death; and (iv) the expiration of the Assurance Period (the “Initial Continuation Period”). If the end of the Initial Continuation Period is neither the LTD Eligibility Date nor the date of his death, the Bank shall continue to pay the Officer his base salary, at an annual rate equal to sixty percent (60%) of the annual rate in effect for him immediately prior to the termination of his employment, during an additional period ending on the earliest of the LTD Eligibility Date, the date of his death and the expiration of the Assurance Period.

A termination of employment due to disability under this section 4 shall be effected by a notice of termination given to the Officer by the Bank and shall take effect on the later of the effective date of termination specified in such notice or the date on which the notice of termination is deemed given to the Officer.

Section 5.            Discharge with Cause after Change of Control or Pending Change of Control.

(a) The Bank may terminate the Officer’s employment with “Cause” during the Term and after the occurrence of a Change of Control or Pending Change of Control, but a termination shall be deemed to have occurred with “Cause” only if the Board of Directors of the Bank and the Board of Directors of the Company, by separate majority votes of their entire membership, determine that the Officer should be discharged because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of this Agreement.

(b) If the Officer is discharged with Cause during the Term and after a Change of Control or Pending Change of Control, the Bank shall pay and provide to him (or, in the event of his death, to his estate, his surviving beneficiaries and his dependents) the Standard Termination Entitlements only. Following the giving of a notice of intent to discharge, the Bank shall temporarily suspend the Officer’s duties and authority and, in such event, shall also suspend the payment of salary and other cash compensation, but not the Officer’s participation in retirement, insurance and other employee benefit plans. If the Officer is not discharged, or is discharged without Cause, payments of salary and cash compensation shall resume, and all payments withheld during the period of suspension shall be promptly restored. If the Officer is discharged with Cause, all payments withheld during the period of suspension shall be deemed forfeited and shall not be included in the Standard Termination Entitlements.

Section 6.            Discharge without Cause.

The Bank may discharge the Officer without Cause at any time after the occurrence of a Change of Control or Pending Change of Control, and in such event:

(a) The Bank shall pay and deliver to the Officer (or in the event of his death before payment, to his estate and surviving dependents and beneficiaries, as applicable) the Standard Termination Entitlements.

(b) In addition to the Standard Termination Entitlements:

(i) During the Assurance Period, the Bank shall provide for the Officer and his dependents continued group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance benefits on substantially the same terms and conditions (including any required premium-sharing arrangements, co-payments and deductibles) in effect for them immediately prior to the Officer’s resignation. The coverage provided under this section 6(b)(i) may, at the election of the Bank, be secondary to the coverage provided as part of the Standard Termination Entitlements and to any employer-paid coverage provided by a subsequent employer or through Medicare, with the result that benefits under the other coverages will offset the coverage required by this section 6(b)(i).

(ii) The Bank shall make a lump sum payment to the Officer (or, in the event of his death before payment, to his estate), in an amount equal to two times the value of the salary, bonus, short-term and long-term cash compensation that the Officer received in the calendar year preceding that in which the termination of employment with the Bank occurs to compensate the Officer for the payments the Officer would have received during the Assurance Period. Such lump sum shall be paid in lieu of all other payments of salary, bonus, short-term and long-term cash compensation provided for under this Agreement in respect of the period following any such termination. Such payment shall be made (without discounting for early payment) within thirty (30) days following the Officer’s termination of employment.

The payments and benefits described in section 6(b) are referred to in this Agreement as the “Additional Termination Entitlements”.

Section 7.            Resignation.

(a) The Officer may resign from his employment with the Bank at any time. A resignation under this section 7 shall be effected by notice of resignation given by the Officer to the Bank and shall take effect on the later of the effective date of termination specified in such notice or the date on which the notice of termination is deemed given to the Officer. The Officer’s resignation of any of the positions within the Bank or the Company to which he has been assigned shall be deemed a resignation from all such positions.

(b) The Officer’s resignation shall be deemed to be for “Good Reason” if the effective date of resignation occurs during the Term, but on or after the effective date of a Change of Control, and is on account of:

(i) the failure of the Bank (whether by act or omission of the Board of Directors, or otherwise) to appoint or re-appoint or elect or re-elect the Officer to the position with Bank that he held immediately prior to the Change of Control (the “Assigned Office”) or to a more senior office;

(ii) a material failure by the Bank, whether by amendment of the certificate of incorporation or organization, by-laws, action of the Board of Directors of the Bank or otherwise, to vest in the Officer the functions, duties, or responsibilities customarily associated with the Assigned Office; provided that the Officer shall have given notice of such failure to the Bank, and the Bank has not fully cured such failure within thirty (30) days after such notice is deemed given;

(iii) any reduction of the Officer’s rate of base salary in effect from time to time, whether or not material, or any failure (other than due to reasonable administrative error that is cured promptly upon notice) to pay any portion of the Officer’s compensation as and when due;

(iv) any change in the terms and conditions of any compensation or benefit program in which the Officer participates which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package; provided that the Officer shall have given notice of such material adverse effect to the Bank, and the Bank has not fully cured such material adverse effect within thirty (30) days after such notice is deemed given; provided, however, that this section 7(b)(iv) shall not apply if the change in the terms and conditions of the compensation or benefit program affects all participants in such program equally;

(v) any material breach by the Bank of any material term, condition or covenant contained in this Agreement; provided that the Officer shall have given notice of such material adverse effect to the Bank, and the Bank has not fully cured such material adverse effect within thirty (30) days after such notice is deemed given; or

(vi) a change in the Officer’s principal place of employment to a place that is not the principal executive office of the Bank, or a relocation of the Bank’s principal executive office to a location that is both more than thirty-five (35) miles away from the Officer’s principal residence and more than thirty-five (35) miles away from the location of the Bank’s principal executive office on the day before the occurrence of the Change of Control.

In all other cases, a resignation by the Officer shall be deemed to be without Good Reason. In the event of resignation, the Officer shall state in his notice of resignation whether he considers his resignation to be a resignation with Good Reason, and if he does, he shall state in such notice the grounds which constitute Good Reason.

(c) In the event of the Officer’s resignation for any reason, the Bank shall pay and deliver the Standard Termination Entitlements. In the event of the Officer’s resignation with Good Reason, the Bank shall also pay and deliver the Additional Termination Entitlements.

Section 8.            Terms and Conditions of the Additional Termination Entitlements.

The Bank and the Officer hereby stipulate that the damages which may be incurred by the Officer following any termination of employment are not capable of accurate measurement as of the date first above written and that the Additional Termination Entitlements constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to the Officer’s efforts, if any, to mitigate damages. The Bank and the Officer further agree that the Bank may condition the payment and delivery of the Additional Termination Entitlements on the receipt of: (a) the Officer’s resignation from any and all positions which he holds as an officer, director or committee member with respect to the Bank or the Company or any subsidiary or affiliate of either of them; and (b) a release of the Bank and its officers, directors, shareholders, subsidiaries and affiliates including the Company, in form and substance satisfactory to the Bank, of any liability to the Officer, whether for compensation or damages, in connection with his employment with the Bank and the termination of such employment except for the Standard Termination Entitlements and the Additional Termination Entitlements. If the Additional Termination Entitlements or any other benefits conferred under this Agreement, either alone or together with other payments and benefits which the Officer has the right to receive from the Company or Bank, would constitute a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, the regulations promulgated thereunder or related Internal Revenue Service guidance (collectively, the “Code”), the Additional Termination Entitlements or any other benefits conferred under this Agreement shall be reduced, in the manner determined by the Officer, by the amount, if any, which is the minimum necessary to result in no portion of the Additional Termination Entitlements or any other benefits conferred under this Agreement payable by the Company or Bank being non-deductible to the Company or Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. Similarly, any payment of the Additional Termination Entitlements or any other benefits conferred under this Agreement shall be structured to comply with all requirements of Section 409A of the Code. Notwithstanding anything in this Agreement to the contrary, to the extent required under section 409A of the Code, no payment to be made to a key employee (within the meaning of section 409A of the Code) on or after the date of his termination of service shall be made sooner than six (6) after such termination of service; provided, however, that to the extent such six (6) month delay is imposed by section 409A of the Code, the Additional Termination Entitlements shall be paid into a rabbi trust for the benefit of the Officer as if the six (6) month delay was not imposed with such amounts then being distributed to the Officer as soon as permissible under section 409A of the Code. The determination of any reduction or restructuring of the Additional Termination Entitlements or any other benefits conferred under this Agreement shall be based upon the opinion of independent counsel selected by the Company or Bank and paid by the Company or Bank. Such counsel shall be reasonably acceptable to the Company, Bank and the Officer; shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the date of termination; and may use such actuaries or accountants as such counsel deems necessary or advisable for the purpose. Nothing contained herein shall result in a reduction in the Additional Termination Entitlements or any other benefits conferred under this Agreement below zero.

Section 9.            No Effect on Employee Benefit Plans or Programs.

The termination of the Officer’s employment during the Assurance Period or thereafter, whether by the Bank or by the Officer, shall have no effect on the rights and obligations of the parties hereto under the Bank’s qualified or non-qualified retirement, pension, savings, thrift, profit- sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Bank from time to time; provided, however, that nothing in this Agreement shall be deemed to duplicate any compensation or benefits provided under any agreement, plan or program covering the Officer to which the Bank or Company is a party and any duplicative amount payable under any such agreement, plan or program shall be applied as an offset to reduce the amounts otherwise payable hereunder.

Section 10.            Successors and Assigns.

This Agreement will inure to the benefit of and be binding upon the Officer, his legal representatives and testate or intestate distributees, and the Company and the Bank and their respective successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company or the Bank may be sold or otherwise transferred. Failure of the Bank to obtain from any successor its express written assumption of the Company’s or Bank’s obligations hereunder at least 60 days in advance of the scheduled effective date of any such succession shall, if such succession constitutes a Change of Control, constitute Good Reason for the Officer’s resignation on or at any time during the Term following the occurrence of such succession.

Section 11.            Notices.

Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

If to the Officer:

[Insert Executive Name]

[Address]

[Address]

If to the Company or the Bank:

CMS Bank

123 Main Street

White Plains, New York 10601

Attention:	Chairman, Compensation Committee of the Board of Directors

Section 12.            Indemnification for Attorneys’ Fees.

The Bank shall indemnify, hold harmless and defend the Officer against reasonable costs, including legal fees, incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement; provided, however, that the Officer shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding. The determination whether the Officer shall have substantially prevailed on the merits and is therefore entitled to such indemnification, shall be made by the court or arbitrator, as applicable. In the event of a settlement pursuant to a settlement agreement, any indemnification payment under this section 12 shall be made only after a determination by the members of the Board (other than the Officer and any other member of the Board to which the Officer is related by blood or marriage) that the Officer has acted in good faith and that such indemnification payment is in the best interests of the Bank.

Section 13.            Severability.

A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

Section 14.            Waiver.

Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

Section 15.            Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

Section 16.            Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States and, to the extent that federal law is inapplicable, in accordance with the laws of the State of New York applicable to contracts entered into and to be performed entirely within the State of New York.

Section 17.            Headings and Construction.

The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

Section 18.            Entire Agreement; Modifications.

This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

Section 19.            Required Regulatory Provisions.

The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the Bank:

(a) Notwithstanding anything herein contained to the contrary, in no event shall the aggregate amount of compensation payable to the Officer hereunder exceed three times the Officer’s average annual compensation (within the meaning of OTS Regulatory Bulletin 27a or any successor thereto) for the last five consecutive calendar years to end prior to his termination of employment with the Bank (or for his entire period of employment with the Bank if less than five calendar years). The compensation payable to the Officer hereunder shall be further reduced (but not below zero) if such reduction would avoid the assessment of excise taxes on excess parachute payments (within the meaning of section 280G of the Code).

(b) Notwithstanding anything herein contained to the contrary, any payments to the Officer by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act (“FDI Act”), 12 U.S.C. §1828(k), and FDIC Regulation 12 C.F.R. Part 359, Golden Parachute and Indemnification Payments.

(c) Notwithstanding anything herein contained to the contrary, if the Officer is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C. §1818(e)(3) or 1818(g)(1), the Bank’s obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank, in its discretion, may (i) pay to the Officer all or part of the compensation withheld while the Bank’s obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

(d) Notwithstanding anything herein contained to the contrary, if the Officer is removed and/or permanently prohibited from participating in the conduct of the Bank’s affairs by an order issued under section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C. §1818(e)(4) or (g)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Bank and the Officer shall not be affected.

(e) Notwithstanding anything herein contained to the contrary, if the Bank is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. §1813(x)(1), all obligations under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Bank and the Officer shall not be affected.

(f) Notwithstanding anything herein contained to the contrary, all prospective obligations under this Agreement shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Federal Deposit Insurance Corporation (“FDIC”) at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the FDI Act, 12 U.S.C. §1823(c); (ii) by the Superintendent of the New York State Department of Financial Services (“NYSDFS”) or Board of Directors of the FDIC, or his, her or its designee, as applicable, at the time such Superintendent, Board of Directors or designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

(g) Notwithstanding anything herein contained to the contrary, the Board may terminate the Officer’s employment at any time, but any termination by the Board other than a termination for “cause” (as such term is defined in section 5 hereof), shall not prejudice the Officer’s right to compensation or other benefits under the Agreement. The Officer shall have no right to receive compensation or other benefits for any period after a termination for “cause” (as such term is defined in section 5 hereof).

If and to the extent that any of the foregoing provisions shall cease to be required or by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Agreement.

Section 20.            Guaranty.

The Company hereby irrevocably and unconditionally guarantees to the Officer the payment of all amounts, and the performance of all other obligations, due from the Bank in accordance with the terms of this Agreement as and when due without any requirement of presentment, demand of payment, protest or notice of dishonor or nonpayment.

Section 21.            Effective Date.

This Agreement shall become effective (the “Effective Date”) upon the effective date of the Bank’s conversion from a mutual savings bank to a stock form savings bank pursuant to the Conversion. The Bank, the Company and the Officer each hereby acknowledge and agree that the terms of this Agreement shall have no force or effect prior to such Effective Date.

IN WITNESS WHEREOF, the Bank and the Company have caused this Agreement to be executed and the Officer has hereunto set his hand, all as of the day and year first above written.

[EXECUTIVE NAME]

CMS BANK

Attest:

By:	By:
Name:	Name: John Ritacco
Title:	Title: President and Chief Executive Officer

[Seal]

CMS BANCORP, INC.

Attest:

By:	By:
Name:	Name: John Ritacco
Title:	Title: President and Chief Executive Officer

[Seal]